Exhibit 10.5

Execution Version

CONTRACT AGENCY AGREEMENT

by and between

CONSOL ENERGY SALES COMPANY

and

CNX THERMAL HOLDINGS LLC

dated as of

July 7, 2015

i

APPENDIX

Appendix I – Definitions

EXHIBITS

Exhibit A – Marketing Parties
Exhibit B – Existing Coal Contracts

ii

CONTRACT AGENCY AGREEMENT

THIS CONTRACT AGENCY AGREEMENT (as may be amended, revised, supplemented or otherwise modified from time to time, this “Agreement”) dated as of July 7, 2015 (the “Execution Date”), is by and between CONSOL ENERGY SALES COMPANY, a Delaware corporation (“CES”), acting in its individual capacity and its capacity as agent for and on behalf of each of the parties set forth on Exhibit A (collectively, the “Marketing Parties” and individually, a “Marketing Party”) and CNX THERMAL HOLDINGS LLC, a Delaware limited liability company (“CTH”). CES and CTH may be referred to herein separately as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, pursuant to that certain Contribution Agreement dated as of June 22, 2015, by and among Consol Pennsylvania Coal Company LLC, a Delaware limited liability company (“CPCC”), and Conrhein Coal Company, a Pennsylvania general partnership (“Conrhein,” and together with CPCC, the “CONSOL Parties”) and CTH, the CONSOL Parties contributed to CTH an undivided 20% interest in certain assets and properties relating to certain coal mines in Greene and Washington Counties, Pennsylvania and Marshall County, West Virginia, commonly known as the Bailey Mine, the Enlow Fork Mine and the Harvey Mine, and the related preparation plant commonly known as the Bailey preparation plant (collectively, the “Pennsylvania Mine Complex,” and such undivided 20% interest, the “Contributed Assets”) and retained an undivided 80% interest in the Pennsylvania Mine Complex;

WHEREAS, the contracts set forth on Exhibit B are all of the existing contracts relating to the marketing of coal produced from the Pennsylvania Mine Complex and were excluded from the Contributed Assets (the “Existing Coal Contracts”);

WHEREAS, pursuant to that certain Operating Agreement dated as of the Execution Date by and among the CONSOL Parties and CTH (as may be amended, revised, supplemented or otherwise modified from time to time, the “Operating Agreement”), CTH has been designated as the operator of the Pennsylvania Mine Complex, and in connection with operating the Pennsylvania Mine Complex, has been authorized and engaged to perform certain operational services, including marketing all of the coal produced from the Pennsylvania Mine Complex that is attributable to the CONSOL Parties’ interests and to CTH’s interests in the Pennsylvania Mine Complex, including the coal for which CPCC and the other Marketing Parties have previously authorized and engaged CES to market under the Existing Contracts;

WHEREAS, under the Operating Agreement, CTH has the right to (a) enter into contracts for marketing coal on behalf of the CONSOL Parties and (b) subcontract services, including with Affiliates (defined below) in furtherance of the Operational Services (as defined below); and

WHEREAS, CTH and CES wish to enter into an agency arrangement pursuant to which CES will act as agent for CTH and perform the Coal Marketing Contract Services (defined below) with respect to the Coal Contracts (as defined below).

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, conditions and obligations set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1 Defined Terms. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix I.

1.2 References and Rules of Construction. All references in this Agreement to Exhibits, Appendices, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibit, Appendix, Article, Section, subsection and other subdivision of this Agreement are for convenience only, do not constitute any part of this Agreement and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Exhibit, Appendix, Article, Section, subsection or other subdivision unless expressly so limited. The word “including” (in its various forms) means “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under GAAP. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time. If a date specified herein for providing any notice or taking any action is not a Business Day, then the date for giving such notice or taking such action shall be the next day which is a Business Day.

ARTICLE II

AGENCY; COAL MARKETING CONTRACT SERVICES

2.1 Agency. In accordance with and subject to the terms and conditions of this Agreement, CES shall act as agent and attorney-in-fact of CTH in performing the Coal Marketing Contract Services, and CTH hereby appoints CES as its agent and attorney-in-fact in performing the Coal Marketing Contract Services.

2.2 Coal Marketing Contract Services. Subject to Section 2.3 and Section 2.4, CES shall provide the following services (collectively, the “Coal Marketing Contract Services”):

(a) Five Year Marketing Plan; Reporting Services.

(i) Upon the execution of this Agreement, CES shall provide CTH with a sales marketing plan for the five-year period following the Execution Date. This sales marketing plan shall include (A) general sales recommendations based upon production and quality forecasts provided to CES by CTH, (B) targeted customers, (C) targeted contracted sales volumes and spot sales volumes, (D) recommended coal pricing and (E) any other relevant information (as updated from time to time, including by any interim update, the “Five Year

Marketing Plan”) for CTH’s review and approval. On or before October 1 of each year, CES will prepare and submit to CTH for approval a proposed update to the Five Year Marketing Plan to extend such plan for an additional calendar year. In addition, CES shall prepare and submit to CTH an additional update to the Five Year Mine Plan (an “Interim Update”) promptly upon (A) receipt by CES from CTH of a material Forecast Update, (B) a material change in the market for coal produced from the Pennsylvania Mine Complex, (C) execution of any material transactions with respect to its coal assets and/or (D) upon reasonable request of CTH.

(ii) Following CES’s submission of any Five Year Marketing Plan, CES shall cooperate and consult with CTH in preparing a final update to the Five Year Marketing Plan, including making and providing any mutually agreeable revisions and additional information as requested by CTH regarding the Five Year Marketing Plan. In the event CTH fails to approve the proposed Five Year Marketing Plan, the Parties shall cooperate in good faith to develop a Five Year Marketing Plan satisfactory to CTH.

(iii) CTH will provide periodic updates, but always 30 days prior to October 1 of each year, on production forecasts and quality forecasts and any other relevant information requested by CES (a “Forecast Update”) and used in preparing the update to any Five Year Marketing Plan.

(b) Marketing Services. With respect to each Coal Contract, CES shall administer and enforce such Coal Contract consistent with the terms of each agreement and shall:

(i) upon the reasonable request of CTH, consulting with CTH regarding such Coal Contract;

(ii) extend, renew or amend such Coal Contract consistent with the then current Five Year Marketing Plan provided that CES shall, upon the reasonable request of CTH, consult with CTH during the negotiating of such extension, renewal or amendment with the applicable counterparty and, in the event such extension, renewal or amendment is (A) for a term of three or more years, (B) has a monetary effect of greater than $150,000,000 or (C) not consistent with the Five Year Plan, shall not execute such extension or renewal unless the terms thereof have been reviewed and approved by CTH;

(iii) make elections under such Coal Contract;

(iv) prepare and deliver invoices under such Coal Contract;

(v) execute (or cause CTH to execute) coal sale confirmations;

(vi) renegotiate pricing under such Coal Contract; provided that CES shall, upon the reasonable request of CTH, consult with CTH during the renegotiation process with the applicable counterparty and, in the event any renegotiated prices are less than the targeted prices set forth in the then current Five Year Plan, shall not commit to any such renegotiated prices unless such proposed renegotiated prices have been reviewed and approved by CTH; and

(vii) following consultation with CTH, enforce CES’s rights under such Coal Contract.

(c) Administrative Services. Unless otherwise directed by CTH, CES shall (i) collect all amounts owed under the Coal Contracts, (ii) cause all cash receipts from the Coal Contracts to be deposited into the Operating Account and (iii) perform numerical support in connection with escalation and other periodic adjustments that may be necessary.

(d) Future Coal Contracts. CES shall enter into Future Coal Contracts as contemplated by and consistent with the Five Year Marketing Plan; provided that CES shall consult with CTH from time to time and as may be reasonably necessary during the negotiating of any such Future Coal Contract with the applicable counterparty and in the event such Future Coal Contract is (i) for a term of three or more years, (ii) provides for sales of coal with value in excess of $150,000,000 during the term of such Future Coal Contract or (iii) not consistent with the Five Year Plan, shall not execute such Future Coal Contract unless the terms thereof have been reviewed and approved by CTH. In addition, CES will use its commercially reasonable efforts to cause each Future Coal Contract, to the extent CTH is not named as a party to such Future Coal Contract, to contain provisions such that such Future Coal Contract may be freely assigned to CTH.

(e) Analytical Support Services. At CTH’s reasonable request, CES shall periodically provide CTH with additional marketing information related to the Coal Contracts, including earnings call support, general marketing outlook information and other analytical support services. In connection with the analytical support services provided by CES hereunder, CTH shall provide production and quality forecasts upon the reasonable request of CES.

2.3 Prohibited Activities. CES shall not undertake any activity which would (a) violate any applicable Law in such a manner that would have a material adverse impact on CTH or the Pennsylvania Mine Complex or (b) violate, in any material respect, any Coal Contract.

2.4 Standard of Care. CES shall perform the Coal Marketing Contract Services consistent with its past practices with respect to the Existing Coal Contracts and in a manner that is not grossly negligent and does not constitute willful misconduct.

2.5 Insurance. CES shall obtain and maintain any and all insurance that is required by applicable Laws or that would otherwise be required by a reasonable, prudent service provider providing the Coal Marketing Contract Services.

2.6 Exclusivity. The Parties acknowledge and agree that CES and CTH shall exclusively market and sell, or cause to be marketed and sold, the coal produced from the Pennsylvania Mine Complex under the terms of this Agreement. The Parties hereby acknowledge and agree that CES shall be the exclusive marketer of, and CTH shall not market, the coal produced from the Pennsylvania Mine Complex

2.7 Access to Coal Contract Records. CES shall give CTH access (including the right to copy, at CTH’s expense), during normal business hours and upon reasonable written notice, to all Coal Contract Records relating to, and personnel knowledgeable with respect to, the Coal Contracts and CES’s provision of the Coal Marketing Contract Services.

2.8 Assignment of Coal Contracts. Upon the request of CTH (or the earlier termination of this Agreement), each Marketing Party and/or CES, as applicable, shall assign or, as applicable, partially assign, to CTH (or if directed by CTH, an Affiliate of CTH) its Proportionate Share of any Coal Contract to which such Marketing Party and/or CES, as applicable is a party and CTH (or the applicable Affiliate of CTH) shall assume its Proportionate Share of all obligations and liabilities under such Coal Contract, including any changes to prices or amended terms and conditions required by the counterparty to such Coal Contract in connection with the assignment of such Coal Contract, by executing such assumption or novation agreements as reasonably requested by such Marketing Party and/or CES, as applicable or any party thereto. CTH shall bear its Proportionate Share of any and all costs incurred by such Marketing Party and/or CES associated with such assignment.

ARTICLE III

LIABILITY OF THE PARTIES; INDEMNIFICATION

3.1 Release. Except as set forth in Section 3.2, each Party hereby releases, discharges and forever waives any claims against the other Party with respect to any breach of this Agreement.

3.2 Omnibus Agreement Indemnities. The Parties hereby acknowledge and agree that except for the rights of the Parties to terminate this Agreement pursuant to Article 4, the indemnities set forth under the Omnibus Agreement shall be the Parties’ exclusive remedies with respect to any breach of this Agreement. For the avoidance of doubt, except as set forth in the Omnibus Agreement, in no event shall CES have any liability under this Agreement or applicable Law, with respect to CES’s provision of the Coal Marketing Contract Services under this Agreement for any claim, damage, loss or liability sustained or incurred in connection with the provision of the Coal Marketing Contract Services or any breach of any provision of this Agreement.

3.3 Disclaimer. NOTWITHSTANDING ANY OTHER TERM OF THIS AGREEMENT TO THE CONTRARY, CEI MAKES NO, AND DISCLAIMS ANY, REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED OR STATUTORY WITH RESPECT TO THE PERFORMANCE OR RESULTS OF THE COAL MARKETING CONTRACT SERVICES OR ANY DATA OR INFORMATION PROVIDED BY CEI HEREUNDER.

3.4 Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE IV

TERM; TERMINATION

4.1 Term. Unless terminated earlier by express written agreement of the Parties or in accordance with Section 4.2 or Section 4.3, the term of this Agreement shall commence on the Execution Date and continue in full force and effect for one year (the “Initial Term”) and thereafter on a year to year basis (each such year a “Successive Term” and each Successive Term together with the Initial Term, the “Term”) until terminated by either Party effective upon the expiration of the Initial Term or any Successive Term upon written notice of no less than 180 days prior to the expiration of such Initial Term or Successive Term.

4.2 CTH Termination. CTH may terminate this Agreement upon written notice to CES following the occurrence of any one or more of the following:

(a) the Bankruptcy of CES; or

(b) an action constituting willful misconduct or gross negligence on the part of CES in connection with the performance of the Coal Marketing Contract Services.

4.3 CES Termination. CES may terminate this Agreement upon written notice to CTH following the Bankruptcy of CTH.

4.4 Effect of Termination. If this Agreement is terminated pursuant to this Article 4, this Agreement shall be of no further force or effect, except for the provisions of Article 3 and Article 5 which, in each case, shall continue in full force and effect. The termination of this Agreement shall not relieve either Party from its obligations or liabilities arising hereunder prior to the date of such termination. Upon the termination of this Agreement, CES shall promptly deliver to CTH all documents, files, and books and records received from CTH or generated by CES with respect to the Coal Contracts (collectively, the “Coal Contract Records”).

ARTICLE V

MISCELLANEOUS

5.1 Assignment; Binding Effect. This Agreement may not be assigned by any Party, in whole or in part, without the prior written consent of the other Party; provided, however, that any Partnership Group Member may freely pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Partnership Group, including any pledge or assignment to secure obligations pursuant to one or more credit agreements, security agreements, and other security instruments with the administrative agent, collateral agent or other agent party thereto for the benefit of the lenders of the Partnership Group; provided, further, that no such pledge or assignment shall release such Partnership Group Member from any of its obligations hereunder or substitute any such pledgee or assignee for such Partnership Group Member as a party hereto. No assignment hereunder by any Party shall relieve such Party of any obligations and responsibilities hereunder. This Agreement shall be binding upon and inure to the benefit of the Parties and, to the extent permitted by this Agreement, their successors and assigns.

5.2 Notices. All notices and communications required or permitted to be given under this Agreement shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered U.S. Mail with all postage fully prepaid or by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed either by written confirmation or U.S. Express Mail), in each case, addressed to the appropriate Person at the address for such Person as follows:

If to CES:

CONSOL Energy Sales Company

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Vice President

Email: donaldrush@consolenergy.com

With a copy to:

CONSOL Energy Sales Company

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Secretary

Email: marthawiegand@consolenergy.com

If to CTH:

CNX Thermal Holdings LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Chief Financial Officer

Email: loriritter@consolenergy.com

With a copy to:

CNX Thermal Holdings LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: General Counsel

Email: marthawiegand@consolenergy.com

Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier, (b) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day, or (c) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the U.S. Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Party may change their contact information for notice by giving notice to the other Parties in the manner provided in this Section 5.2.

5.3 Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver, or cause to be executed and delivered, any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

5.4 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

5.5 Waiver; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of either Party, or their respective officers, employees, agents or representatives, nor any failure by a Party to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by either Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

5.6 Entire Agreement; Conflicts. This Agreement, the Operating Agreement and the Omnibus Agreement constitute the entire agreement of the Parties and their Affiliates relating to the transactions contemplated hereby and supersede all provisions and concepts contained in all prior letters of intent, memoranda, agreements or communications between the Parties or their Affiliates relating to the transactions contemplated hereby. In the event of a conflict between (a) the terms and provisions of this Agreement and the terms and provisions of any Appendix hereto the terms and provisions of this Agreement shall govern and control or (b) the terms and provisions of this Agreement and the terms and provisions of the Omnibus Agreement, the terms and provisions of the Omnibus Agreement shall govern and control; provided, however, that the inclusion of any terms and conditions in the Appendix hereto or the Operating Agreement or Omnibus Agreement which are not addressed in this Agreement shall not be deemed a conflict.

5.7 Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification.

5.8 Governing Law; Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Texas, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the Laws of another state. The Parties hereby acknowledge and agree that Section 6.2(b) of the Omnibus Agreement shall apply to this Agreement mutatis mutandis.

5.9 Parties in Interest. Except as expressly set forth in this Agreement, nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

5.10 Preparation of Agreement. Each of the Parties and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, it is the intent of the Parties that no presumption shall arise based on the identity of the draftsman of this Agreement.

5.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

5.12 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

[THE NEXT SUCCEEDING PAGE IS THE EXECUTION PAGE]

IN WITNESS WHEREOF, CES and CTH have executed this Agreement as of the Execution Date.

CES:

CONSOL ENERGY SALES COMPANY

By:	/s/ David M. Khani
Name:	David M. Khani
Title:	Vice President and Chief Financial Officer

CTH:

CNX THERMAL HOLDINGS LLC

By:	/s/ Martha A. Wiegand
Name:	Martha A. Wiegand
Title:	General Counsel and Secretary

Each Marketing Party has executed this Agreement as of the Execution Date solely with respect to its covenants and agreements set forth in Section 2.8.

CONSOL PENNSYLVANIA COAL COMPANY LLC

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Vice President and Secretary

CONSOL OF KENTUCKY INC.

By:	/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

CNX GAS COMPANY LLC

By:	/s/ Stephen W. Johnson
Name:	Stephen W. Johnson
Title:	Senior Vice President

[Signature Page to Contract Agency Agreement]

APPENDIX I

Definitions

“Affiliate” means, with respect to any Person, any Person that directly or indirectly Controls, is Controlled by or is Under Common Control With such Person; provided, however, that for purposes of this Agreement, CNX Coal Resources GP LLC, a Delaware limited liability company, CNX Coal Resources LP, a Delaware limited partnership and any subsidiaries of CNX Coal Resources LP, including CTH, shall be deemed not to be “Affiliates” of CES or any Marketing Party.

“Agreement” has the meaning set forth in the Preamble.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in the State of Texas are generally open for business.

“Bankruptcy” means, with respect to any Person: (a) the filing by such Person of a voluntary petition seeking liquidation, reorganization, arrangement or readjustment, in any form, of its debts under the U.S. Bankruptcy Code (or corresponding provisions of future Laws) or any other insolvency Law, or a Person’s filing an answer consenting to or acquiescing in any such petition; (b) the making by such Person of any assignment for the benefit of its creditors or the admission by a Person of its inability to pay its debts as they mature; or (c) the expiration of 60 days after the filing or an involuntary petition under the U.S. Bankruptcy Code (or corresponding provisions of future Laws) seeking an application for the appointment of a receiver for the assets of such Person, or an involuntary petition seeking liquidation, reorganization, arrangement or readjustment of its debts under any other insolvency Law, unless the same shall have been vacated, set aside or stayed within such 60 day period.

“CES” has the meaning set forth in the Recitals.

“Coal Contract Records” has the meaning set forth in Section 4.4.

“Coal Contracts” means the Existing Coal Contracts and the Future Coal Contracts.

“Coal Marketing Contract Services” has the meaning set forth in Section 2.2.

“Conrhein” has the meaning set forth in the Recitals.

“CONSOL Parties” has the meaning set forth in the Recitals.

“Contributed Assets” has the meaning set forth in the Recitals.

“Control” (including the terms “Controlled” and “Under Common Control With”) means with respect to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

“CPCC” has the meaning set forth in the Recitals.

APPENDIX I

“CTH” has the meaning set forth in the Preamble.

“Execution Date” has the meaning set forth in the Preamble.

“Existing Coal Contracts” has the meaning set forth in the Recitals.

“Five Year Marketing Plan” has the meaning set forth in Section 2.2(a)(i).

“Forecast Update” has the meaning set forth in Section 2.2(a)(ii).

“Future Coal Contracts” means any and all coal marketing contracts other than the Existing Coal Contracts that any Marketing Party enters into (or that is entered into by CES on behalf of such Marketing Party) from time to time with respect to the coal produced from the Pennsylvania Mine Complex.

“GAAP” means generally accepted accounting principles in the United States.

“General Partner” means CNX Coal Resources GP LLC, a Delaware limited liability company.

“Governmental Authority” means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

“Initial Term” has the meaning set forth in Section 4.1.

“Interim Update” has the meaning set forth in Section 2.2(a)(ii).

“Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Marketing Parties” and “Marketing Party” has the meaning set forth in the Preamble.

“Omnibus Agreement” means that certain Omnibus Agreement dated as of the Execution Date by and among CONSOL Energy Inc., a Delaware corporation, the General Partner, the Partnership, and the other parties thereto, as the same may be amended, revised, supplemented or otherwise modified from time to time.

“Operating Account” has the meaning set forth in the Operating Agreement.

“Operating Agreement” has the meaning set forth in the Recitals.

“Operational Services” has the meaning set forth in the Operating Agreement.

“Owning Parties” has the meaning set forth in the Operating Agreement.

“Partnership” means CNX Coal Resources LP, a Delaware limited partnership.

APPENDIX I

“Partnership Group” means the Partnership and its Subsidiaries. Each of the Partnership and its Subsidiaries shall be a “Partnership Group Member.”

“Party” and “Parties” has the meaning set forth in the Preamble.

“Pennsylvania Mine Complex” has the meaning set forth in the Recitals.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority or any other entity.

“Proportionate Share” means the undivided percentage interest in the assets, liabilities, revenues and expenses comprising the Pennsylvania Mine Complex collectively owned by the CONSOL Parties and CTH as of the relevant date of determination.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Successive Term” has the meaning set forth in Section 4.1.

“Term” has the meaning set forth in Section 4.1.

APPENDIX I

EXHIBIT A

MARKETING PARTIES

Consol Pennsylvania Coal Company LLC, a Delaware limited liability company	Consol Pennsylvania Coal Company 1000 CONSOL Energy Drive Canonsburg PA, 15317 Attention: Vice President and Comptroller Email: davidkhani@consolenergy.com

CONSOL of Kentucky Inc., a Delaware corporation	CONSOL of Kentucky Inc. 1000 CONSOL Energy Drive Canonsburg PA, 15317 Attention: Vice President Email: williamgillenwater@consolenergy.com

CNX Gas Company LLC, a Virginia limited liability company	CNX Gas Company LLC 1000 CONSOL Energy Drive Canonsburg PA, 15317 Attention: Gas Contract Administrator Email: stephenjohnson@consolenergy.com

EXHIBIT A

EXHIBIT B

EXISTING COAL CONTRACTS

1.	Coal Purchase and Sale Agreement, dated November 4, 2011, as amended.

2.	Coal Purchase Confirmation, dated August 25, 2008, as amended.

3.	Coal Purchase Confirmation, dated January 1, 2009, as amended.

4.	Fuel Purchase Agreement, dated March 9, 2015.

5.	Spot Coal Confirmation, dated March 5, 2014.

6.	Coal Purchase and Sale Agreement, dated June 25, 2014.

7.	Coal Purchase and Sale Agreement, dated June 25, 2014.

8.	Fuel Supply Agreement #204, dated June 21, 2007, as amended.

9.	Coal Marketing and Resale Agreement, dated July, 1, 2012, as amended.

10.	Coal Sales Agreement, dated July 24, 2013.

11.	Master Coal Purchase and Sale Agreement, dated November 1, 2006, as amended.

a.	Confirmation, dated April 16, 2010.

12.	Master Agreement for the Supply of Coal, dated October 14, 2010.

EXHIBIT B

a.	Sales Confirmation Particulars, dated April 4, 2012.

b.	Confirmation, dated December 21, 2011.

c.	Confirmation, dated December 21, 2011.

13.	Coal Supply Agreement, dated December 2, 2013, as amended.

14.	Coal Supply Agreement, dated December 2, 2013.

15.	Coal Purchase and Sale Agreement, dated January 6, 2014, as amended.

16.	Coal Supply Agreement, dated August 13, 2014.

17.	Coal Supply Agreement, dated October 10, 2014, as amended.

18.	Coal Supply Agreement, dated January 1, 2010, as amended.

19.	Amended and Restated Coal Purchase Agreement, dated January 1, 2013, as amended.

20.	Coal Purchase Agreement, dated March 1, 2014.

21.	Purchase Agreement, dated December 3, 2012, as amended.

22.	Coal Sales Agreement, dated June 23, 2011, as amended.

EXHIBIT B

23.	Coal Supply Agreement, by and between Georgia-Pacific Consumer Products LP, Consol Pennsylvania Coal Company LLC and CONSOL Energy Sales Company, dated October 21, 2014.

24.	Coal Transaction Confirmation, by and between RED-Rochester, LLC and Consol Pennsylvania Coal Company LLC, dated June 16, 2014.

25.	Coal Sales Confirmation, by and between Consol Pennsylvania Coal Company LLC and Lafarge North America Inc. dated March 12, 2015.

26.	Coal Purchase Agreement, by and between Transcor Corporation and Consol Pennsylvania Coal Company LLC, dated February 27, 2015.

27.	Coal Purchase Order, by and between Integrity Coal Sales, Inc. and Consol Pennsylvania Coal Company LLC, dated January 9, 2015.

28.	Coal Sales Agreement, by and among Syracuse Energy Corporation and Consol Pennsylvania Coal Company LLC, dated January 1, 2005, as amended.

EXHIBIT B